SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane, Greenwich, CT	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-6951

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in Item 7.01 of this Current Report under the captions “Estimated First Quarter Results” and “Liquidity” is hereby incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure.

Effects of COVID-19

In December 2019, the 2019 novel coronavirus surfaced in Wuhan, China. In March 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) caused by the novel coronavirus as a pandemic, which continues to spread throughout the United States and around the world. In response to the COVID-19 pandemic, the governments of many countries, states, cities and other geographic regions have taken and are continuing to take preventative or reactive actions, such as imposing restrictions on travel and business operations and advising or requiring individuals to limit or forego their time outside of their homes.

The COVID-19 pandemic and associated impacts on economic activity had a limited adverse effect on the Company’s results of operations and financial condition for the three months ended March 31, 2020. From a demand standpoint, the last half of March saw demand decline sharply, most notably in European transportation, as large sectors of the economy began to shut down, which has continued into mid-April. The Company expects that its results of operations and financial condition will be more significantly impacted in the second quarter of 2020 and in subsequent periods, as levels of activity in the Company’s business have historically been positively correlated to broad measures of economic activity, such as gross domestic product, and to measures of industrial production.

Due to the critical role we play in moving goods and equipment in the markets we serve, XPO is widely considered an “essential business,” providing supply chain solutions to crucial industries and delivering critical consumer goods. As a result, XPO has been and is continuing to operate amid state-of-emergency and shelter-in-place orders recently issued in the U.S. and globally. The substantial majority of the Company’s operating sites have remained open and operating, and the Company has continued to serve its customers while employing significant measures to protect its employees and keep them safe.

The Company’s operations span a diverse range of end-markets and geographies, with operations in 30 countries that touch nearly every industry. The initial effects of the pandemic have varied significantly by industry. The diversity of XPO’s customer base, mix of verticals, lines of business, and regional exposures have all helped to mitigate some of the adverse effects of the current economic slowdown caused by the COVID-19 pandemic on volumes and revenues for the period ended March 31, 2020.

We believe that approximately 77% of our cost basis is variable, and we have taken and will continue to take aggressive actions to adjust our expenses to reflect changes in demand for our services. These actions have included reduced use of contractors, reduced employee hours, furloughs, layoffs and required use of paid time off, consistent with local regulations. Although the Company does not expect to be able to fully offset the effects of significantly reduced volumes on its results of operations, the actions that the Company is taking combined with the variable components of XPO’s cost structure should partially mitigate the impact of the pandemic on the Company’s Adjusted EBITDA relative to the impact on revenues and volumes.

Maintaining strong liquidity has been and will continue to be a top priority for XPO amid the current economic disruption. As discussed in greater detail below, as of March 31, 2020, the Company had $1.3 billion of available liquidity, including $1.1 billion of cash and cash equivalents. In addition, in April 2020, the Company expanded its liquidity by $350 million through the addition of a bilateral term loan and letter of credit facility. The Company also expects to reduce its capital expenditures this year substantially, which it believes it can do because the majority of its previously planned 2020 capital spending was intended to support growth initiatives and many of the Company’s operations are asset-light. However, we currently expect COVID-19 to negatively impact us for the quarter ended June 30, 2020 and in future periods materially more than it impacted the quarter ended March 31, 2020.

XPO is using a combination of rigorous protective measures, technology and virtual communications to endeavor to keep employees safe in all 30 countries where it operates. Measures the Company has taken to date include:

•	XPO employees worldwide are working remotely if able to do so.

•	For employees who need to work on site, the Company follows the guidance of the World Health Organization, the U.S. Centers for Disease Control, local regulators, and XPO’s own health and safety protocols.

•	Social distancing guidelines are in effect in all XPO workplaces.

•	The Company has implemented consistent and ongoing cleaning of high-touch areas across its facilities world-wide, as well as deep cleaning and sanitization of any work spaces or facilities likely to have been exposed to the coronavirus.

•	XPO has added Pandemic Paid Sick Leave to its U.S. and Canadian benefits packages, covers the cost of COVID-19 testing, continues to provide alternate work arrangements for employees when medically advisable, and guarantees up to three days of 100% pay continuation if a facility is closed temporarily for deep cleaning or sanitization.

Estimated First Quarter Results

While the Company’s results of operations as of and for the three months ended March 31, 2020 have not been finalized and remain subject to change, based on information available as of April 20, 2020, the Company currently estimates that, for the three months ended March 31, 2020, it will report:

•	Total revenue of $3,855 million to $3,865 million, as compared to total revenue of $4,120 million for the three months ended March 31, 2019;

•	Net income attributable to common shareholders of $16 million to $21 million, as compared to net income attributable to common shareholders of $43million for the three months ended March 31, 2019;

•	Adjusted EBITDA of $330 million to $333 million, as compared to Adjusted EBITDA of $343 million for the three months ended March 31, 2019;

•	Cash flow from operations of $170 million to $180 million, as compared to cash flow used in operations of $96 million for the three months ended March 31, 2019; and

•	Free cash flow (defined as adjusted net cash provided by operating activities less net purchases of property and equipment) of $85 million to $95 million, as compared to free cash flow usage of $96 million for the three months ended March 31, 2019.

Adjusted EBITDA and free cash flow are non-GAAP financial measures. Reconciliations of the high point of the Company’s estimate of net income attributable to common shareholders to the high point of its estimate of Adjusted EBITDA and of the high point of the Company’s estimate of net cash from operations to the high point of its estimate of free cash flow are provided below.

Based on information available as of April 20, 2020, the Company further estimates that, as of March 31, 2020, it had cash and cash equivalents of approximately $1,127 million, short-term borrowings and current maturities of long-term debt of approximately $260 million, and long-term debt of approximately $5,766 million.

The information set forth above is preliminary and unaudited and reflects our estimated financial results as of and for the three months ended March 31, 2020. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial results for the first quarter of 2020 have not yet been finalized by management. These results are not a comprehensive statement of all financial results as of and for the three months ended March 31, 2020. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial condition and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above. As a result, subsequent information or events may lead to material differences between the information about the results of operations described herein and the results of operations described in our subsequent quarterly report. Accordingly, you should not place undue reliance on these preliminary financial results.

Liquidity

Managing our balance sheet prudently and maintaining appropriate liquidity are high priorities during this disruption. In order to best position the Company to navigate this uncertain period, we have taken a number of actions to preserve liquidity.

The Company borrowed a net of $600 million in revolving loans under its existing revolving credit facility for the three months ended March 31, 2020. In addition, in early April 2020 the Company entered into a Senior Secured Term Loan Credit Agreement (the “Bilateral Credit Agreement”) pursuant to which the Company may borrow up to $150 million in aggregate principal amount of committed secured term loans and request the issuance of up to $200 million in aggregate face amount of uncommitted secured letters of credit under an evergreen letter of credit facility.

As of April 20, 2020, the Company had approximately $386 million of additional borrowings available under the existing revolving credit facility (after giving effect to the anticipated cancellation of certain letters of credit thereunder that have been replaced with letters of credit under the Bilateral Credit Agreement ) and $150 million of borrowings available under the Bilateral Credit Agreement. In addition, as of April 20, 2020 the Company had approximately $214 million of letters of credit outstanding under its existing revolving credit facility and the Bilateral Credit Agreement (after giving effect to such anticipated cancellations).

The term loan facility established under the Bilateral Credit Agreement matures on April 2, 2021 and any term loans thereunder will bear interest at a rate equal to LIBOR or base rate plus an applicable margin of 3.00%, in the case of LIBOR loans, and 2.00%, in the case of base rate loans (with a LIBOR floor equal to 0%), with certain step-ups after 90 days.

In connection with its entry into the Bilateral Credit Agreement, the Company amended its existing revolving credit facility to permit it to use the “general liens basket” equal to the greater of $480 million and 30% of Consolidated EBITDA (as defined therein) to incur debt that is secured on a pari passu basis with the Company’s existing term loan facility.

Furthermore, to provide additional financial flexibility in light of current uncertainty in the global economy resulting from the COVID-19 pandemic, the Company may enter into additional credit facilities to bolster liquidity.

Forward-Looking Trends

Because of the expected significant impacts of COVID-19 on economic activity and the substantial uncertainty of their effects on the Company’s 2020 results, the Company is withdrawing its previously provided guidance for full-year 2020 and has not issued a new forecast of such results.

It remains very difficult to predict the duration and impact of COVID-19 and how the recovery will play out for our industry generally and our business in particular, due to the extreme uncertainty and unprecedented nature of the COVID-19 pandemic. We do, however, expect that COVID-19 will have significant effects on economic activity, on demand for our services and on our results of operations in 2020. Although many of XPO’s costs are variable, and the Company expects to adjust its expenses to reflect changes in demand for its services, the Company does not expect to be able to fully mitigate the effects of significantly reduced volumes on its results of operations. In addition, the Company is taking additional measures and incurring additional expense to protect the health and safety of employees, contractors and the public. The Company expects to incur restructuring and other costs as it modifies and right-sizes its operations for declines and/or surges in demand, and expects to incur incremental interest expense this year as a result of steps it has taken and will likely continue to take in order to further strengthen its liquidity. Please also see below “Risks Related to the Company’s Business—The COVID-19 pandemic could have a material adverse effect on our business operations, results of operations, cash flows and financial position.”

While we are not able at this time to estimate the impact of the COVID-19 pandemic, an extended period of global supply chain and economic disruption, as well as an extended global recession, could materially and adversely affect our business, results of operations, financial condition and liquidity.

Other Matters

As previously announced, on March 9, 2020, XPO Logistics Europe SA, a majority-owned subsidiary of the Company agreed to acquire the majority of Kuehne + Nagel’s contract logistics operations in the UK. The operations provide a range of logistics services, including inbound and outbound distribution, reverse logistics management and inventory management. The transaction is subject to customary closing conditions, including regulatory approvals.

On March 11, 2020, the Company terminated the employment of Kurt Rogers, its Chief Legal Officer.

Forward-Looking Statements

This current report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in the Company’s filings with the SEC and the following: economic conditions generally; competition and pricing pressures; the Company’s ability to align its investments in capital assets, including equipment, service centers and warehouses, to its customers’ demands; the Company’s ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; the Company’s ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the Company’s substantial indebtedness; the Company’s ability to raise debt and equity capital; the Company’s ability to maintain positive relationships with its network of third-party transportation providers; the Company’s ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; labor matters, including the Company’s ability to manage its subcontractors, and risks associated with labor disputes at the Company’s customers and efforts by labor organizations to organize its employees; risks associated with the Company’s self-insured claims; risks associated with defined benefit plans for the Company’s current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fuel price and fuel surcharge changes; issues related to the Company’s intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; the severity, magnitude, duration and after effects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; and natural disasters, public health crises (including COVID-19), terrorist attacks or similar incidents. All forward-looking statements set forth in the current report are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Forward-looking statements set forth in this current report speak only as of the date hereof, and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Non-GAAP Financial Measures

We provide reconciliations of the non-GAAP financial measures contained in this current report to the most directly comparable measure under GAAP, which are set forth in the tables below.

XPO’s non-GAAP financial measures for the three months ended March 31, 2020 used in this current report include adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) and free cash flow. We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA includes adjustments for transaction and integration costs as well as adjustments for restructuring costs. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition or divestiture and may include transaction costs, consulting fees, retention awards, and, in the case of acquisitions, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. We believe that adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the table below that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. Management uses this non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as adjusted net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash provided by operating activities defined as net cash provided by operating activities plus cash collected on deferred purchase price receivables.

Reconciliation of Non-GAAP Measures

Consolidated Reconciliation of Net Income to Adjusted EBITDA

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2020(2) (preliminary)	2019	$ Variance	Change %
Net income attributable to common shareholders	$21	$43	$(22)	(51.2)%
Distributed and undistributed net income	2	4	(2)	(50.0)%
Net income attributable to noncontrolling interests	2	5	(3)	(60.0)%
Net income	25	52	(27)	(51.9)%
Debt extinguishment loss	—	5	(5)	(100.0)%
Interest expense	72	71	1	1.4%
Income tax provision	10	19	(9)	(47.4)%
Depreciation and amortization expense	183	180	3	1.7%
Unrealized (gain) loss on foreign currency option and forward contracts	(4)	2	(6)	(300.0)%
EBITDA	$286	$329	$(43)	(13.1)%
Transaction and integration costs	44	1	43	4,300.0%
Restructuring costs	3	13	(10)	(76.9)%
Adjusted EBITDA (1)	$333	$343	$(10)	(2.9)%

(1) Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.

(2) Reflects the high point of the range of the preliminary estimates for the quarter ended March 31, 2020, derived from our internal records and based on the most current information available to management. Preliminary results may differ materially from actual results.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2020(1) (preliminary)	2019
Net cash provided by (used in) operating activities	$180	$(96)
Cash collected on deferred purchase price receivable	—	71
Adjusted net cash provided by (used in) operating activities	180	(25)
Payment for purchases of property and equipment	(139)	(118)
Proceeds from sale of property and equipment	54	47
Free Cash Flow	$95	$(96)

(1) Reflects the high point of the range of the preliminary estimates for the quarter ended March 31, 2020, derived from our internal records and based on the most current information available to management. Preliminary results may differ materially from actual results.

Risks Related to the Company’s Business

The COVID-19 pandemic could have a material adverse effect on our business operations, results of operations, cash flows and financial position

We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business and geographies, including how it will impact our customers, employees and other business partners. The COVID-19 pandemic has created significant volatility, uncertainty and economic disruption, which will adversely affect our business operations and may materially and adversely affect our results of operations, cash flows and financial position.

For example, customer demand for our services in many parts of our business has been materially and negatively impacted by the mandated closure of our customers’ operations or points of sale, while customer demand for our services in other parts of our business has increased significantly as consumers stockpile goods or switch to e-commerce platforms to make purchases. From a demand standpoint, the last half of March saw demand decline sharply, most notably in European transportation, as large sectors of the economy began to shut down, which has continued into mid-April. We are unable to accurately predict the impact that COVID-19 will have on our operations going forward due to uncertainties including the severity and duration of the outbreak and additional actions that may be taken by governmental authorities. However, we currently expect that our results of operations and financial condition will be more significantly adversely impacted in the second quarter of 2020 and subsequent periods than in the quarter ended March 31, 2020, as levels of activity in the Company’s business have historically been positively correlated to broad measures of economic activity, such as gross domestic product, and to measures of industrial economic activity. In addition, we have incurred additional costs to ensure we meet the needs of our customers and employees, including costs for personal protective equipment, site closures and cleaning and enhanced employee benefits such as additional paid leave and health benefits (including pandemic paid sick leave). We expect to continue to incur additional costs, which may be significant, as we continue to implement operational changes in response to the pandemic.

Further, our management is focused on mitigating the effects of COVID-19 on our business operations while protecting the health of our employees, which has required and will continue to require, a large investment of time and resources across our enterprise. In addition, we expect to reduce our capital expenditures this year substantially by delaying growth initiatives.

If we do not respond appropriately to the pandemic, or if customers do not perceive our response to be adequate for the United States, Europe or our other international markets, we could suffer damage to our reputation and our brands, which could adversely affect our business. Likewise, an extended period of remote work arrangements could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business.

The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect our business, results of operations and financial condition even after the COVID-19 outbreak has subsided. The extent to which the COVID-19 pandemic impacts us will depend on numerous evolving factors and future developments that we are not able to predict, including: the severity and duration of the outbreak; governmental, business and other actions (which could include limitations on our operations or mandates to provide services in a specified manner); the promotion of social distancing and the adoption of shelter-in-place orders affecting our ability to provide our services; the impact of the pandemic on economic activity; the extent and duration of the effect on consumer confidence and spending, customer demand and buying patterns; the health of and the effect on our workforce and our ability to meet staffing needs, particularly if members of our workforce are quarantined as a result of exposure; any impairment in value of our tangible or intangible assets which could be recorded as a result of a weaker economic conditions; and the potential effects on our internal controls including those over financial reporting as a result of changes in working environments such as shelter-in-place and similar orders that are applicable to our employees and business partners, among others. Further, provisions for bad debt expense may increase given the financial difficulty faced by our business partners, which could, among other things, impact our ability to borrow under our trade receivables securitization program and/or our revolving credit facility. In addition, if the pandemic continues to create disruptions or turmoil in the credit or financial markets, or impacts our credit ratings, it could adversely affect our ability to access capital on favorable terms and continue to meet our liquidity needs, all of which are highly uncertain and cannot be predicted.

There are no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have, and, as a result, the ultimate impact of the outbreak is highly uncertain and subject to change. We do not yet know the full extent of the impacts on our business, our customers, our operations or the global economy as a whole. However, the effects could have a material impact on our results of operations and heighten many of our known risks described in this current report and the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS INC.

Date: April 23, 2020	/s/ Karlis P. Kirsis
Karlis P. Kirsis Senior Vice President, European Chief Legal Officer